Exhibit 99.2

Conference Call Fourth Quarter 2012 Earnings Release February 28, 2013 © 2013 Ocwen Financial Corporation. All rights reserved.

Ocwen Financial Corporation  2 FORWARD - LOOKING STATEMENT: Our presentation may contain certain forward - looking statements that are made pursuant to the Safe Harbor provisions of the federal securities laws . These forward - looking statements may be identified by a reference to a future period or by the use of forward - looking terminology . They may involve risks and uncertainties that could cause the company’s actual results to differ materially from the results discussed in the forward - looking statements . NON - GAAP MEASURES : Our presentation contains references to “normalized” results and “adjusted cash flow from operations,” which are non - GAAP performance measures . We believe these non - GAAP performance measures may provide additional meaningful comparisons between current results and results in prior periods . Non - GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States .

Ocwen Financial Corporation  3  William Erbey, Chairman  Ronald Faris, President & Chief Executive Officer  John Britti, Executive Vice President & Chief Financial Officer Attendees

Ocwen Financial Corporation  4 Fourth Quarter & Full Year 2012 Highlights  Net income for Q4 2012 of $65.2 million and EPS of $0.47, up 27% over Q3  Full year 2012 Net income of $180.8 million, or $1.31 per share, up 70% over 2011  Record quarterly and annual revenue of $236.4 million and $845.0 million, respectively  Normalized pre - tax earnings for Q4 2012 was $83.3 million, up 56% from Q4 2011  Adjusted cash - flow from operations for Q4 2012 was $220 million and $719 million for full - year 2012  In Q4 2012, added over $80 billion UPB of new business

Ocwen Financial Corporation  5 Adjusted operating cash flow substantially exceeds Net income Adjusted Operating Cash Flow * Adjusted cash flow from operations starts with Net cash provided by operating activities on Statement of Cash Flows and subtracts advance reductions used to pay down match - funded liabilities $119 $180 $201 $220 $719 $19 $45 $51 $65 $181 Q1 2012 Q2 2012 Q3 2012 Q4 2012 FY 2012 Adjusted cash flow from operations (millions) * Net Income (millions)

Ocwen Financial Corporation  6 Strong operations and conservative accounting  OPERATIONS - As advances are collected, it frees substantial cash in the form of equity supporting the financing  TIMING DIFFERENCES  Things we do not do that would accelerate earnings – Almost no “gain - on - sale” earnings or mark - to - market earnings on MSRs – Advances purchased at a discount not booked as earnings when collected, but amortized over life of MSR  Things we do that defer earnings – Delinquent servicing fees booked when collected, not accrued – Amortization of servicing higher than actual CPR

Ocwen Financial Corporation  7 Historical Growth in UPB Dollars in billions at year - end Pro forma $470 billion at end of Q1 2013 includes Ally subservicing book of $123 billion Ocwen has a solid track - record of growth with substantial opportunities for more $11 $43 $74 $204 $470 2000 2005 2010 2012 Q1 2013 CAGR = 36%

Ocwen Financial Corporation  8 Earnings Growth Opportunities Legacy Ocwen Portfolio Homeward and ResCap Bank divestiture and other opportunities Built - in earnings tail Long - term opportunities 4Q 2012 2013 - 2014 Next 2 - 3 years Another 3 - 5 years Beyond 7 years • $127 Billion • $470 Billion • Originations • Prime servicing • $250 Billion pipeline • $1 Trillion opportunity • Non - prime re - emergence • Prime expansion • Reverse Mortgages • Other adjacent lending Additional Upside from housing recovery

Ocwen Financial Corporation  9 Delinquent Loan Activity Source: Fannie Mae, Freddie Mac, FHFA, Bloomberg, Mortgage Bankers Association, and Green Street Advisors. 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Last 4 Year Average Oct - 12 REO In Foreclosure Process 60+ Days Past Due Number of Delinquent Loans and REO (in millions)

Ocwen Financial Corporation  10 Normalized Pre - Tax Profit Year 1 indexed to 100 100 153 139 99 71 0 20 40 60 80 100 120 140 160 180 Year 1 Year 2 Year 3 Year 4 Year 5 Normalized pre - tax profit on Ocwen MSR acquisitions typically rise and then fall gradually over time Note: Normalized Pre - tax profit excludes transition - related expenses that typically occur in year 1

Ocwen Financial Corporation  11 Historical Performance 360 496 845 2010 2011 2012 Total Revenue ($ million) 38 78 181 2010 2011 2012 Net Income ($ million) 122.4 188.8 289.4 2010 2011 2012 Normalised pre - tax income ($ million) 0.36 0.71 1.31 2010 2011 2012 Diluted EPS

Ocwen Financial Corporation  12 Delinquencies fall through loss - mitigation efforts reducing advance levels and expenses Advances as a % of UPB by Portfolio (1) 1 - Includes advances that are not on Ocwen’s books due to transfer to HLSS Delinquency Percentage (90+ Days) by Portfolio 18% 23% 28% 33% 38% 43% Legacy Ocwen Saxon HomEq Litton Saxon New Chase 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% Legacy Ocwen Saxon HomEq Litton Saxon - New Chase

Ocwen Financial Corporation  13 Ocwen has modified more loans while maintaining lower re - default rates Modifications Outstanding as % of Portfolio and % of Modifications 60+ days late for Subprime Private Securities Source: BlackBox Logic Ocwen Mods Outstanding, 54.2% Ocwen Mods 60+, 26.9% Non - Ocwen Mods Outstanding, 48.0% Non - Ocwen Mods 60+, 37.9% 20.00% 25.00% 30.00% 35.00% 40.00% 45.00% 50.00% 55.00% 60.00% Apr - 10 May - 10 Jun - 10 Jul - 10 Aug - 10 Sep - 10 Oct - 10 Nov - 10 Dec - 10 Jan - 11 Feb - 11 Mar - 11 Apr - 11 May - 11 Jun - 11 Jul - 11 Aug - 11 Sep - 11 Oct - 11 Nov - 11 Dec - 11 Jan - 12 Feb - 12 Mar - 12 Apr - 12 May - 12 Jun - 12 Jul - 12 Aug - 12 Sep - 12 Oct - 12 Nov - 12 Dec - 12

Ocwen Financial Corporation  14 Ocwen outperforms other sub - prime servicers in generating cash - flow from borrowers Source: BlackBox Logic Percentage of loans in subprime PLSs that have made 10 or more payments in the past 12 months – December 2012 Data Making all 12 payments 60.0% 54.0% 72.9% 65.3% 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 72.0% 74.0% Ocwen Non - Ocwen

Ocwen Financial Corporation  15 Homeowner’s One  Greater transparency  Faster resolutions  Less paperwork - consolidated package for all options  More money available for relocation assistance  Customers have greater ability to choose options and timelines that fit their circumstances  Streamlined workflows and fewer process hurdles

Ocwen Financial Corporation  16 Growth in normalized pre - tax income of 32% from Q4 2011 Normalized Pre - Tax Income $ in Millions Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Income before income taxes (GAAP) $18.5 $30.1 $70.2 $80.7 $76.5 Normalization Items: 1 Acq Transaction Costs 31.3 16.1 1.8 - 2.2 2 Funding Prepay/Cancellation - 4.6 - - 1.5 3 Hedge-Related 3.6 2.6 - - - 4 Loss on Sale of Assets - - - - 3.1 Total Normalization Items $34.9 $23.3 $1.8 $0.0 $6.8 Normalized pre-tax income (non-GAAP) $53.4 $53.4 $72.0 $80.7 $83.3

Ocwen Financial Corporation  17 Shareholder Relations Information About Ocwen Ocwen Financial Corporation is a leading provider of residential and commercial loan servicing and special servicing. Utilizing advanced technology and world-class training and processes, we provide solutions that make our clients' loans worth more. Additional information is available at www.ocwen.com. Exchange Ticker Headquarters New York Stock Exchange (NYSE) OCN Atlanta, GA Contact Information All Shareholder Relations inquiries should be sent to: shareholderrelations@ocwen.com Employees Approximately 10,000